EXHIBIT 4.13

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE.


                                LOGIMETRICS, INC.

                    Common Stock Purchase Warrant - Series J


          LOGIMETRICS, INC. (the "Company"), a Delaware corporation, hereby certifies that, for value received, ______________________, or assigns, is entitled, subject to the terms set forth below, to purchase from the Company ____________ __________ (___________) fully paid and non-assessable shares of
Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at a purchase price of fifty-five cents ($0.55) per share (the "Purchase Price") at any time prior to July 1, 1999. The number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant.

          1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the holder hereof ("Holder") surrendering this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its office in Bohemia, New York (or such other office as may be designated by the Company from time to time), accompanied by payment (in cash or by certified or official bank check).

          2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within five (5) business days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or other securities or property to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share interest to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share of Common Stock or other securities to which such Holder shall be so entitled.

          3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATIONS, ETC. In case at any time or from time to time after the date of issuance of this Warrant (the "Issuance Date") the holders of the Common Stock of the Company of any class (or any other shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive:

               (a) other or additional stock or other securities or property (other than cash) by way of dividend;

               (b) any cash paid or payable out of capital or paid-in surplus or surplus created as a result of a revaluation of property by way of dividend; or

               (c) other or additional (or less) stock or other securities or property (including cash) by way of stock-split, spin-off, split-off, split-up, reclassification, combination of shares or similar corporate rearrangement;

then in each case the Holder of this Warrant, upon the exercise hereof as provided in Paragraph 1 hereof, shall be entitled to receive, in lieu of, or in addition to, as the case may be, the shares theretofore receivable upon the exercise of this Warrant, the amount of stock or other securities or property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if, on the Issuance Date, he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional (or less) stock or other securities or property (including cash in the cases referred to in clauses (b) and (c) above) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Paragraph 4 hereof.

          4. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time deliverable on the exercise of this Warrant) after the date hereof, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Paragraph 1 hereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments as provided in Paragraph 3 hereof; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

          5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

          6. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of this Warrant, at the request of the Holder of this Warrant the Company at its expense shall promptly cause independent public accountants of recognized standing, selected by the Company, to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

          7. NOTICES OF RECORD DATE, ETC. In case:

               (a) the Company shall take a record of the Holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend (other than a cash or stock dividend at the same rate as the rate of the last cash or stock dividend theretofore paid) or other distribution, or to exercise any preemptive right pursuant to the Company's charter, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

               (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the times, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock of any class (or such other stock or securities) for reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up or (iii) the amount and character of the stock or other securities proposed to be issued or granted, the date of such proposed issuance or grant and the persons or class of persons to whom such stock or other securities are to be offered, issued or granted. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

          8. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant and other similar Warrants, such shares of Common Stock and other stock, securities and property as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

          9. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

          10. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default by the Company in its performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

          11. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

               (a) Title to this warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

               (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

               (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

          12. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

          13. MAILING OF NOTICES, ETC. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Company:                  50 Orville Drive
                                    Bohemia, New York 11716
                                    Tel:  (516) 784-4110
                                    Fax:  (516) 784-4132
                                    Attention:  Chief Executive Officer

and if to the Holder of this Warrant to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing. Either the Company or the Holder of this Warrant, by notice given to the other parties hereto in accordance with this Section 15, may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

          14. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

          15. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          16.GOVERNING LAW. This Warrant shall be construed and enforced in accordance with the laws of the State of New York.

                                          LOGIMETRICS, INC.


                                           By: _________________________________



Dated:  October 9, 1998

Attest:


______________________________

                  [To be signed only upon exercise of Warrant]


To LOGIMETRICS, INC.:

          The undersigned, the Holder of the within Series J Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________________ shares of Common Stock of LOGIMETRICS, INC. and herewith makes payment of $_______ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to, ________________, whose addres is ______________________.


Dated:



_____________________________



________________________________________________________________________________
                              (Signature must conform in all respects to name of
                               Holder as specified on the face of the Warrant)

                               Address:


________________________________________________________________________________

                  [To be signed only upon transfer of Warrant]


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________ the right represented by the within Series J Warrant to purchase the ________________ shares of the Common Stock of LOGIMETRICS, INC. to which the within Series J Warrant relates, and appoints ________________________ attorney to transfer said right on the books of LOGIMETRICS, INC. with full power of substitution in the premises.

Dated:



________________________________



________________________________________________________________________________
                           (Signature  must  conform in all  respects to name of
                            Holder as specified on the face of the Warrant)

                            Address:


________________________________________________________________________________
________________________________________________________________________________

In the presence of



______________________________

_________

March 10, 2000

_____________
_____________
_____________

          Attention:

          Re.: Common Stock Purchase Warrant - Series J

Dear Holder:

Reference is hereby made to the Common Stock Purchase Warrant - Series J (the "Series J Warrant") issued by LogiMetrics, Inc. (the "Company") to you. The Company hereby agrees that the expiry date of July 1, 1999 set forth in the first paragraph of the Series J Warrant is hereby extended to June 30, 2000. All other terms, conditions and provisions of the Series J Warrant remain the same.

Very truly yours,


_________________________________
Norman M. Phipps
President and
Chief Operating Officer